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                                                                    Exhibit 23.2
                       [KPMG HUNGARIA KFT. LETTERHEAD]

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Elbit Medical Imaging Ltd.:

We consent to the use of our report dated March 30, 2005, with respect to the consolidated balance sheets of Plaza Centers (Europe) B.V. and Subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2004, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the form F-4.






/s/ KPMG Hungaria Kft.
Budapest, Hungary
September 1, 2005